Exhibit 10.4

EMPLOYEE MATTERS AGREEMENT
dated as of February 1, 2021
between
SAP SE
and
QUALTRICS INTERNATIONAL INC.

2

Exhibit 10.[__]
EMPLOYEE MATTERS AGREEMENT
This Employee Matters Agreement is dated as of the 1st day of February 2021, between SAP SE, a European Company (Societas Europaea), registered in accordance with the corporate laws of Germany and the European Union (“SAP”), and Qualtrics International Inc., a Delaware corporation (“Qualtrics”, with each of SAP and Qualtrics a “Party,” and together, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article I hereof.

RECITALS
WHEREAS, SAP is the indirect beneficial owner of all the issued and outstanding Class B common stock of Qualtrics;
WHEREAS, SAP, through Qualtrics, is engaged in the business of providing a technology platform for experience management, as more completely described in a Registration Statement on Form S-1 (File No. 333-251767) filed with the Securities and Exchange Commission (“Commission”) under the Securities Act (the “IPO Registration Statement”);
WHEREAS, SAP and Qualtrics currently contemplate that Qualtrics will make an initial public offering (“IPO”) of its Class A common stock pursuant to the IPO Registration Statement; and
WHEREAS, the Parties intend in this Agreement to set forth the principal arrangements between SAP and Qualtrics regarding the allocation between them of assets, liabilities, and responsibilities with respect to certain employees and employee compensation and benefit plans, programs and matters from and after the filing of the IPO Registration Statement and the consummation of the IPO.
NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, covenants and provisions of this Agreement, SAP and Qualtrics mutually covenant and agree as follows:
Article I.
DEFINITIONS
Section i.Definitions
. As used in this Agreement, the following terms shall have the following meanings, applicable both to the singular and the plural forms of the terms described:
“Administrative Services Agreement” means the Administrative Services Agreement between the Parties of even date herewith.
“Agreement” means this Employee Matters Agreement, together with the Schedules hereto, as the same may be amended and supplemented from time to time in accordance with the provisions hereof.

“Benefit Plans” means all benefit plans, including any welfare plans, medical, dental, and vision plans, life insurance plans, cafeteria plans, retirement, and other deferred compensation plans.
“Benefits Commencement Date” means: (i) for each Qualtrics-Aligned Employee, the Employment Commencement Date; and (ii) for each U.S. and AU Qualtrics Employee, a date that is mutually agreed between the Parties but that is no later than January 1, 2022; provided, that if Qualtrics is unable to meet this deadline notwithstanding its reasonable best efforts, the deadline shall automatically be extended by six months.
“Class A common stock” means the Class A common stock, par value $0.0001 per share, of Qualtrics.
“Class B common stock” means the Class B common stock, par value $0.0001 per share, of Qualtrics.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor federal income tax law, and the regulations promulgated thereunder.
“Common Stock” means the Class A common stock and Class B common stock of Qualtrics.
“Employment Commencement Date” means the date that each Qualtrics-Aligned Employee becomes a Qualtrics Employee in accordance with Section 2.2 of this Agreement.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
“HR Liabilities” means all Liabilities arising out of, by reason of, or otherwise in connection with, the employment of, and/or the termination of the employment of, any employee.
“HXM Systems” means human capital management systems in relation to Qualtrics Employees and Qualtrics-Aligned Employees; provided, that HXM Systems, including related implementation services, shall be administered through SuccessFactors and/or any other SAP-owned systems, as applicable, wherever such capabilities are available.
“Intercompany Agreement” has the meaning set forth in the Master Transaction Agreement.
“IPO Date” means the date on which the IPO is consummated.
“Labor Agreement” means any agreement with any Works Council that pertains to any Qualtrics Employees, Transferring Employees and/or Qualtrics-Aligned Employees.
“Liabilities” has the meaning set forth in the Master Transaction Agreement.

“Losses” has the meaning set forth in the Administrative Services Agreement.
“Master Transaction Agreement” means the Master Transaction Agreement between the Parties of even date herewith.
“Person” has the meaning set forth in the Master Transaction Agreement.
“Qualtrics 401(k) Plan” means the U.S. defined contribution retirement savings plan that Qualtrics will establish in accordance with Section 3.3(a) hereof.
“Qualtrics-Aligned Employees” means employees who provide services as if they are full-time Qualtrics Employees but who are employed by SAP entities. The Qualtrics-Aligned Employees as of January 14, 2021 are set forth on Schedule A hereto, which schedule shall be updated at the IPO Date.
“Qualtrics Business” means the business presently conducted by Qualtrics, as more completely described in the IPO Registration Statement, or following the IPO Date, such business that is then conducted by Qualtrics and described in its periodic filings with the Commission.
“Qualtrics Employee” means any individual who, immediately prior to the IPO, is either actively employed by or then on a leave of absence from a Qualtrics Entity.
“Qualtrics Entities” means Qualtrics and its Subsidiaries and any entity which becomes a Subsidiary of Qualtrics after the date hereof.
“Qualtrics Indemnified Person” has the meaning set forth in the Administrative Services Agreement.
“Qualtrics Plan” means any Benefit Plan sponsored or maintained by a Qualtrics Entity.
“SAP 401(k) Plan” means the SAP America, Inc. 401(k) Plan.
“SAP Employee” means any individual who, as of the IPO Date, is either actively employed by or then on a leave of absence from an SAP Entity but does not include any Qualtrics Employee.
“SAP Entities” means SAP SE and its Subsidiaries (other than the Qualtrics Entities) and any entity which becomes a Subsidiary of SAP SE after the date hereof (other than a Qualtrics Entity).
“SAP Indemnified Person” has the meaning set forth in the Administrative Services Agreement.
“SAP Plan” means any Benefit Plan sponsored or maintained by an SAP Entity.

“Securities Act” means the Securities Act of 1933, as amended.
“Subsidiary” has the meaning set forth in the Master Transaction Agreement.
“Taxes” has the meaning set forth in the Master Transaction Agreement.
“Transferring Employee” means any Qualtrics-Aligned Employee who is transferred to a Qualtrics Entity in accordance with Section 2.2 of this Agreement.
“U.S. and AU Qualtrics Employees” means each Qualtrics Employee whose primary workplace is in the United States or Australia immediately prior to the IPO.
“Works Council” means any union, works council, or other similar agency or representative body certified or otherwise recognized for the purposes of bargaining collectively or established for the purposes of notification of or consultation on behalf of any employee.
Article II.
GENERAL PRINCIPLES
Section i.Assumption and Retention of Liabilities
.
(1)General. Except to the extent otherwise required by applicable law or otherwise provided in this Agreement, Qualtrics shall or shall cause another Qualtrics Entity, as applicable, to retain or assume, as the case may be, all HR Liabilities in respect of Qualtrics Employees and Qualtrics-Aligned Employees, regardless of when such HR Liabilities arise. For the avoidance of doubt, Qualtrics Entities shall not be responsible for HR Liabilities in respect of SAP Employees.
(2)HR Compliance. The Qualtrics Entities, and, as applicable all services provided by the Qualtrics Entities, shall be subject to Qualtrics HR compliance policies, as in effect from time to time and applicable to any Qualtrics Entity (the “Qualtrics HR Policies”). To the extent that Qualtrics’ human resources (“HR”) department is not involved at the outset of any HR matter relating to any Qualtrics Employee or Qualtrics-Aligned Employee, SAP shall promptly involve Qualtrics’ HR department. Upon such involvement, Qualtrics shall be responsible for all HR matters relating to any Qualtrics Employee and SAP and Qualtrics shall coordinate with respect to all HR matters relating to any Qualtrics-Aligned Employee. Unless otherwise agreed between the Parties, SAP’s Head of HR Compliance or his or her delegate and Qualtrics’ Managing Counsel for Employment Matters or his or her delegate shall be responsible for coordinating all such efforts. Qualtrics shall reimburse SAP for any HR Liabilities incurred by SAP or any SAP Entity (including all attorneys’, accountants’, consultants’ and other professionals’ fees and expenses) in connection with any actual, reported or suspected breach by Qualtrics of any Qualtrics HR Policies.
Section ii.Qualtrics-Aligned Employees

.
(1)No later than the IPO Date, Qualtrics shall ensure that each Qualtrics-Aligned Employee who is designated as a pre-IPO transfer on Schedule A hereto becomes a Qualtrics Employee; provided, that if Qualtrics is unable to meet this deadline notwithstanding its reasonable best efforts, the deadline shall automatically be extended by six months.
(2)Qualtrics shall ensure that all Qualtrics-Aligned Employees other than those described in Section 2.2(a) are transferred to a Qualtrics Entity on or as soon as reasonably possible following the IPO Date but no later than January 1, 2022; provided, that if Qualtrics is unable to meet this deadline notwithstanding its reasonable best efforts, the deadline shall automatically be extended by six months and provided further, however, that with respect to any Qualtrics-Aligned Employee who does not transfer on or prior to the IPO Date, such Qualtrics-Aligned Employee shall continue providing services to Qualtrics pursuant to the terms of the leasing arrangement set forth in Article VII of this Agreement until such time as Qualtrics implements a suitable alternative arrangement.
(3)As of the date hereof, Qualtrics shall not: (i) hire any additional Qualtrics-Aligned Employee without the prior written consent of SAP, including in jurisdictions where Qualtrics-Aligned Employees are not already engaged, except as previously approved as set forth on Schedule B of this Agreement; or (ii) inform any Qualtrics-Aligned Employee of his or her termination of employment without providing SAP with notice of any such termination of employment in accordance with the applicable local SAP payroll cutoff dates; provided, that such notice shall not be required in the event of a termination for “cause.”
(4)SAP and Qualtrics agree to cooperate in good faith to effectuate the transfers of employment contemplated by this Section 2.2.
Section iii.Relocations
. Qualtrics shall continue to administer and be responsible for all applicable relocation and expatriate programs to which Qualtrics Employees and, following the Employment Commencement Date, Transferring Employees are subject. Qualtrics and SAP shall cooperate as necessary to transfer any visas of Transferring Employees from SAP to Qualtrics.
Section iv.Comparability
. Except as otherwise provided in this Agreement or as required by applicable law or Labor Agreement, neither Qualtrics nor SAP shall have any obligation to provide any particular level of compensation or benefits following the IPO.
Article III.
EMPLOYEE BENEFIT PLANS
Section i.Benefits Transfer

. Effective as of the Benefits Commencement Date, U.S. and AU Qualtrics Employees and Transferring Employees shall cease to participate in and accrue benefits under the SAP Plans, except that the U.S. and AU Qualtrics Employees and the Transferring Employees shall continue participation in the SAP Plans to the extent required by applicable law, the terms of the SAP Plans or as otherwise provided in this Article III. SAP shall satisfy all Liabilities under the SAP Plans relating to the U.S. and AU Qualtrics Employees and the Transferring Employees, at Qualtrics’ cost, as determined under the Administrative Services Agreement. Except as otherwise provided in this Article III or as required by any applicable law, Labor Agreement or plan provisions, Qualtrics shall use reasonable best efforts to cause any Qualtrics Plan in which any U.S. and AU Qualtrics Employee or any Transferring Employee, as applicable, becomes a participant to recognize, without duplication, such U.S. and AU Qualtrics Employee’s or Transferring Employee’s years of service with any SAP Entity prior to the Benefits Commencement Date to the same extent that service is recognized for Qualtrics Employees who transfer between Qualtrics Entities under any Qualtrics Plans, for purposes of eligibility, vesting and benefit accruals under such Qualtrics Plan.
Section ii.Eligibility at Qualtrics
. Qualtrics shall take all actions reasonably required to cause all U.S. and AU Qualtrics Employees and Transferring Employees, including all dependents of such employees, to be eligible for coverage under the Qualtrics Plans that provide group health, prescription drug, dental, dependent life, accidental death and dismemberment, flexible spending accounts, vision insurance and similar type welfare benefits effective immediately as of the Benefits Commencement Date or as soon as practicable thereafter; provided, that the Benefits Commencement Date may be different with respect to each individual Qualtrics Plan. Qualtrics shall use reasonable best efforts to cause such U.S. and AU Qualtrics Employees and Transferring Employees and their dependents to have any pre-existing condition limitations, eligibility waiting periods, evidence of insurability and required physical examinations waived with respect to all the Qualtrics Plans (to the extent the same was waived under the comparable SAP Plan prior to the Benefits Commencement Date).
Section iii.Qualtrics 401(k) Plan
.
(1)Qualtrics International Inc. 401(k) Savings Plan and Trust. Qualtrics shall adopt a defined contribution savings plan qualified under Section 401(a) of the Code and establish a related trust exempt from taxation under Section 501(a) of the Code no later than January 1, 2022 (the effective date of such plan to be the “Implementation Date”); provided, that if Qualtrics is unable to meet this deadline notwithstanding its reasonable best efforts, the deadline shall automatically be extended by six months. Until the Implementation Date, all eligible Qualtrics Employees and Transferring Employees shall continue to be entitled to participate in the SAP 401(k) Plan on the same terms and conditions as in effect immediately prior to the IPO Date and any eligible employees hired by a Qualtrics Entity in the United States after the IPO Date but prior to the Implementation Date shall be permitted to participate in the

SAP 401(k) Plan in a manner consistent with all other eligible Qualtrics Employees and in accordance with the terms thereof.
(2)Assumption of Liabilities and Transfer of Assets. SAP and Qualtrics shall use reasonable best efforts to cause, in the manner described herein, the accounts under the SAP 401(k) Plan of each eligible Qualtrics Employee and each eligible Transferring Employee to be transferred to the Qualtrics 401(k) Plan as soon as practicable after the Implementation Date. As soon as practicable after the Implementation Date: (i) SAP shall cause the accounts (including any outstanding loan balances) of each eligible current Qualtrics Employee and Transferring Employee in the SAP 401(k) Plan to be transferred to the Qualtrics 401(k) Plan and its related trust in kind based on the investment election of the individual participant or, in the absence of an investment election, the plan’s default investment election (in each case, to the extent possible, without negative tax consequences to the applicable employee), in accordance with Sections 401(a)(12), 411(d)(6) and 414(l) of the Code; (ii) Qualtrics (or any successor Qualtrics Entity) and the Qualtrics 401(k) Plan shall assume and be solely responsible for all Liabilities under the Qualtrics 401(k) Plan relating to the accounts that are so transferred arising at or after the time of such transfer; and (iii) Qualtrics shall cause such transferred accounts to be accepted by the Qualtrics 401(k) Plan and its related trust and shall cause the Qualtrics 401(k) Plan to satisfy all protected benefit requirements under the Code and applicable law with respect to the transferred accounts. In determining whether a Qualtrics Employee is vested in his or her account under the Qualtrics 401(k) Plan, if applicable, the Qualtrics 401(k) Plan shall credit each Qualtrics Employee with at least the individual’s service credited under the SAP 401(k) Plan; provided, however, that in no event shall Qualtrics be required to provide any service or any other benefit-affecting credits to any individual to the extent that the provision of such credits would result in any duplication of benefits. Immediately prior to the date upon which the transfer described above occurs, SAP shall contribute to the SAP 401(k) Plan all matching contributions, if any, due to Qualtrics Employees pursuant to the terms and conditions of such plan for periods prior to the transfer date. Notwithstanding anything contained herein to the contrary, the transfer described herein shall not take place prior to the 31st day following the filing of any required Forms 5310-A in connection therewith.
Section iv.Terms of Participation in Benefit Plans
. Except to the extent otherwise provided herein, SAP and Qualtrics shall adopt, or shall cause to be adopted, all reasonable and necessary plan amendments to prevent the IPO from constituting a termination of employment of any Qualtrics Employee, Transferring Employee or Qualtrics-Aligned Employee for purposes of triggering a distribution under any SAP Plan or any Qualtrics Plan.
Section v.HXM Systems
. Following the IPO Date and no later than January 1, 2022, Qualtrics shall establish HXM Systems (including payroll systems where applicable) for all Qualtrics Employees and Transferring Employees, at Qualtrics’ cost, which shall be as determined in accordance with the Administrative Services Agreement for any costs associated with HXM Systems that are administered through SAP. SAP shall cooperate with Qualtrics to migrate all applicable data onto Qualtrics’ HXM Systems as needed to complete such process as soon as reasonably practicable thereafter. Until such time as the Qualtrics HXM Systems are established, SAP shall facilitate Qualtrics’ continued use of SAP HXM Systems for all Qualtrics Employees and Transferring Employees. For the avoidance of doubt, all Qualtrics-Aligned Employees shall remain on SAP’s HXM Systems until such time that they become Transferring Employees.
Section vi.Vacation and PTO
. With respect to Qualtrics Employees other than U.S. and AU Qualtrics Employees, Qualtrics shall retain all Liabilities for all accrued and unused vacation and paid time off (“PTO”) as of the IPO Date. With respect to Transferring Employees, Qualtrics-Aligned Employees, and U.S. and AU Qualtrics Employees, SAP shall continue to satisfy on Qualtrics’ behalf all accrued and unused vacation and PTO for the period after the IPO until the Employment Commencement Date or Benefits Commencement Date, as applicable. Only where required by applicable local law or SAP Plan provisions, SAP shall pay out all accrued and unused vacation benefits or PTO determined as of immediately prior to the Employment Commencement Date, to each Transferring Employee entitled to such benefits, at Qualtrics’ cost, as determined under the Administrative Services Agreement.
Article IV.

INCENTIVE AND EQUITY COMPENSATION MATTERS
Section i.Exchange of Outstanding Awards at the IPO Date
. Subject to local law limitations, Qualtrics shall offer Qualtrics Employees, Transferring Employees and Qualtrics-Aligned Employees the opportunity to exchange their currently unvested equity-based compensation awards, which include Qualtrics Rights and SAP RSUs (both terms as defined in the IPO Registration Statement, and together, the “Existing Awards”), that vest on or after February 1, 2021 (or such other date as the Parties may agree in writing) into equity-based compensation awards of Qualtrics (the “Exchanged Awards”); provided, that the Parties may exclude any Qualtrics Employees, Transferring Employees or Qualtrics-Aligned Employees from exchanging their awards in such manner if doing so would be inadvisable or impractical. The Exchanged Awards shall retain the same vesting and payment schedule as the Existing Awards but shall otherwise be governed by the terms and conditions of the 2021 Qualtrics Employee Omnibus Equity Plan (the “2021 Plan”). All Existing Awards held by Qualtrics Employees, Transferring Employees and Qualtrics-Aligned Employees that do not become Exchanged Awards (the “Unexchanged Awards”) shall continue subject to their existing terms and conditions, at Qualtrics’ cost (which cost, for the avoidance of doubt, shall constitute HR Liabilities), with administrative charges, as applicable, determined under the Administrative Services Agreement. As of the IPO, Qualtrics shall retain or assume, as applicable, the responsibility of administering the Unexchanged Awards in accordance with their original terms and conditions, and SAP shall provide Qualtrics with all applicable information as needed for Qualtrics to administer the Unexchanged Awards.

Section ii.Treatment of Equity-Based Incentive Awards
.
(1)SAP Equity-Based Incentive Award Plans. As of the IPO Date, Qualtrics Employees, Transferring Employees and Qualtrics-Aligned Employees shall no longer be eligible to participate in any equity-based incentive award plans administered by SAP, including the Move SAP Plan, Grow SAP Plan, Own SAP Plan and Own SAP Virtual Plan (together with any other equity-based incentive award plans administered by SAP, the “SAP Award Plans”); provided, that the Qualtrics-Aligned Employees shall remain eligible to participate in the Own SAP Plan and Own SAP Virtual Plan, as applicable, until the Employment Commencement Date, unless otherwise agreed in writing between the Parties. Prior to the IPO Date, SAP shall take all actions necessary or appropriate to cause all Qualtrics Employees, Transferring Employees and Qualtrics-Aligned Employees to cease to be eligible to participate in any SAP Award Plans, except that SAP shall not take any action to cause the Qualtrics-Aligned Employees to cease to be eligible to participate in the Own SAP Plan or Own SAP Virtual Plan. To the extent applicable, any cash balance pursuant to an SAP Award Plan and in the account of any Qualtrics Employee, Transferring Employee or Qualtrics-Aligned Employee shall be administered in accordance with the terms of the applicable plan, including that the account of any Qualtrics Employee, Transferring Employee or Qualtrics-Aligned Employee administered under the Own SAP Plan or the Own SAP Virtual Plan shall be treated as if such employee has ceased employment with any Qualtrics Entity or SAP Entity, as applicable, in accordance with the terms of the applicable plan.
(2)Approval of Plans. Prior to the IPO Date, Qualtrics shall adopt (i) the 2021 Plan and (ii) the 2021 Qualtrics Employee Stock Purchase Plan (the “ESPP”), and each plan shall be approved by Qualtrics’ sole stockholder. Subject to local law limitations and unless inadvisable or impractical, all Qualtrics Employees, Transferring Employees and Qualtrics-Aligned Employees shall become eligible to participate in the 2021 Plan and all Qualtrics Employees and Transferring Employees who transfer prior to the IPO Date shall become eligible to participate in the ESPP, in each case, immediately as of the IPO Date. All other Transferring Employees and Qualtrics-Aligned Employees shall become eligible to participate in the ESPP as of the applicable Employment Commencement Date or as soon as is reasonably practicable thereafter.
(3)Registration Requirements. As soon as practicable following the IPO Date, Qualtrics agrees that it shall cause to be registered pursuant to the Securities Act of 1933, as amended, all shares of Qualtrics common stock authorized for issuance under the 2021 Plan and the ESPP. SAP shall cooperate with Qualtrics in completing and maintaining any such registration statements and related disclosures.
Section iii.Short-Term Incentive Compensation
. Short-term incentive compensation and commission payments earned or accrued by any Qualtrics Employee or Qualtrics-Aligned Employee for the fiscal year 2020 and beyond shall be Liabilities of Qualtrics pursuant to the terms and conditions of the applicable short-term incentive compensation plan or policy. Following the IPO, Qualtrics shall retain all Liabilities relating to short-term compensation and commission payments earned or accrued by all Qualtrics Employees, Transferring Employees and Qualtrics-Aligned Employees.
Article V.

Non-Qualified deferred compensation matters
Section i.General
. There shall be no transfer among the Parties or their affiliates of assets or Liabilities in respect of nonqualified deferred compensation plans maintained by any of them or their respective subsidiaries, and any assets of the Qualtrics Employees and Qualtrics-Aligned Employees currently held in a nonqualified deferred compensation plan shall be treated in accordance with the terms of the applicable plan. Effective as of January 1, 2021, Qualtrics Employees and Qualtrics-Aligned Employees shall no longer be eligible to participate in SAP Plans that are nonqualified voluntary elective deferral plans.
Article VI.

COSTS
Section i.Fees
. In exchange for the performance of SAP’s obligations pursuant to this Agreement, Qualtrics shall reimburse SAP for all HR Liabilities in respect of Qualtrics Employees, Transferring Employees and Qualtrics-Aligned Employees in accordance with Article III of the Administrative Services Agreement.
Section ii.Indemnification
.
(1)Qualtrics agrees to indemnify and hold harmless each SAP Indemnified Person from and against any Losses arising out of or related to any claim, action or proceeding (collectively, “Actions”) by a third party to the extent arising out of or in connection with (i) services rendered or to be rendered by any Qualtrics Indemnified Person pursuant to this Agreement or the transactions contemplated hereby or (ii) any Qualtrics Indemnified Person’s actions or inactions in connection with this Agreement or such transactions; provided, that Qualtrics shall not be responsible for any damages incurred by any SAP Indemnified Person that have resulted from any SAP Entity’s, or any such SAP Indemnified Person’s, gross negligence or willful misconduct in connection with the services rendered or to be rendered pursuant to this Agreement.
(2)SAP agrees to indemnify and hold harmless each Qualtrics Indemnified Person from and against any Losses arising out of or related to any Action by a third party to the extent arising out of or in connection with (i) services rendered or to be rendered by any SAP Indemnified Person pursuant to this Agreement or the transactions contemplated hereby or (ii) any SAP Indemnified Person’s actions or inactions in connection with this Agreement or such transactions; provided, that SAP shall not be responsible for any damages incurred by any Qualtrics Indemnified Person that have resulted from any Qualtrics Entity’s, or any such Qualtrics Indemnified Person’s, gross negligence or willful misconduct in connection with the services rendered or to be rendered pursuant to this Agreement.
Article VII.

LEASING AND BENEFITS SERVICES
Section i.Leasing Period
. During the period from the IPO through the end of the day immediately prior to the Employment Commencement Date for Qualtrics-Aligned Employees (the “Leasing Period”), SAP shall continue to employ the Qualtrics-Aligned Employees and to make the Qualtrics-Aligned Employees available to any Qualtrics Entity (without any requirement to provide any additional compensation or benefits to such Qualtrics-Aligned Employees that will not be reimbursed pursuant to this Agreement), to perform such lawful tasks as the applicable Qualtrics Entity may direct in connection with the Qualtrics Business, subject to applicable law and the terms of any applicable employee policies of SAP (the “Leased Services”). During the Leasing Period: (i) SAP agrees that it shall not terminate the employment of any Qualtrics-Aligned Employee without the prior written consent of Qualtrics, which shall not be unreasonably withheld or delayed in the event of grounds constituting “cause” under any SAP Plan, or any SAP policy, practice or applicable law; and (ii) SAP shall instruct in writing the leased Qualtrics-Aligned Employees to (a) maintain the confidentiality of any confidential or trade secret information of Qualtrics and (b) comply with all other applicable employment policies of SAP, and SAP shall report promptly to Qualtrics any suspected failure of the leased Qualtrics-Aligned Employees to follow such instruction. For the avoidance of doubt, a decision by SAP to terminate the employment of any Qualtrics-Aligned Employee pursuant to this Section 7.1 shall in no way modify Qualtrics’ obligations under this Agreement, including, without limitation, Article VI. Notwithstanding the foregoing, if any Qualtrics-Aligned Employee shall be terminated by SAP and re-hired by Qualtrics in connection with such employee’s transfer of employment to Qualtrics, SAP shall terminate the applicable Qualtrics-Aligned Employee as of 11:59 pm of the day immediately prior to such employee’s Employment Commencement Date.
Section ii.Compensation/Payroll
. During the Leasing Period and, for U.S. and AU Qualtrics Employees, the period from the IPO through the day immediately prior to the Benefits Commencement Date (which such period, for U.S. and AU Qualtrics Employees, shall be the “Benefits Services Period”), as applicable, SAP shall be responsible for (i) paying and shall pay to or on behalf of each Qualtrics-Aligned Employee or U.S. and AU Qualtrics Employee, as applicable, all wages, salaries, bonuses, severance, paid leave, including paid vacation, and other compensation earned, vested, due, accrued for payment, or payable under the applicable plan, policy or program

(collectively, “Compensation”), (ii) deducting all employment and other Taxes, withholdings and other legally required deductions (such as in the nature of social security payments or judicially ordered deductions), (iii) paying all Taxes on or with respect to such Compensation as may be required of an employer, (iv) maintaining, contributing to or paying (as applicable) unemployment insurance, unemployment compensation, workers’ compensation, disability, retirement contributions, and any other insurance and fringe benefits with respect to the Qualtrics-Aligned Employee or U.S. and AU Qualtrics Employee, as applicable, and (v) any reporting, disclosure and withholding obligations in connection therewith. During the Leasing Period and the Benefits Services Period, as applicable, SAP shall not, unless otherwise instructed by Qualtrics to do so in writing, change the terms of employment or compensation of any Qualtrics-Aligned Employee or U.S. and AU Qualtrics Employee, grant any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension, equity award or other compensation or benefits in respect of any Qualtrics-Aligned Employee or U.S. and AU Qualtrics Employee, as applicable, or adopt or enter into any Labor Agreement affecting the Qualtrics-Aligned Employee or U.S. and AU Qualtrics Employee, as applicable, other than as required by applicable law. With respect to the Qualtrics-Aligned Employees or U.S. and AU Qualtrics Employees during the Leasing Period or the Benefits Services Period, as applicable, Qualtrics shall not be obligated to pay any Compensation to the Qualtrics-Aligned Employees or U.S. and AU Qualtrics Employees directly, nor shall Qualtrics be responsible for paying directly to any governmental agency any Taxes, withholdings, or other legally required deductions (such as social security payments due), or for reporting to disclosure obligations in connection therewith with respect to the Qualtrics-Aligned Employee or U.S. and AU Qualtrics Employees. Nothing herein shall be interpreted as limiting the obligations of Qualtrics to make payments to SAP in respect of these Liabilities pursuant to the Administrative Services Agreement.
Section iii.Plans
. During the Leasing Period and the Benefits Services Period, as applicable, the Qualtrics-Aligned Employees and U.S. and AU Qualtrics Employees shall remain eligible for or participate in the same SAP Plans in which such Qualtrics-Aligned Employees or U.S. and AU Qualtrics Employees were eligible or participating as of immediately prior to the IPO, subject to their elections in any such SAP Plans in the ordinary course of business for any plan year thereafter, subject to the terms and limitations of such SAP Plans (including without limitation, regarding eligibility and participation), and the right of SAP to modify, cancel, amend or terminate any such SAP Plan in its sole and absolute discretion, but subject to this Agreement and only to the extent such modification, cancellation, amendment or termination is done with respect to all similarly situated participants under such SAP Plan. Wherever required by applicable local law or SAP Plan provisions, SAP will pay out all accrued and unused vacation to U.S. and AU Qualtrics Employees as soon as reasonably practicable or required after the Benefits Commencement Date, at Qualtrics’ cost, as determined under the Administrative Services Agreement. Notwithstanding the foregoing, participation in the SAP 401(k) Plan and the Qualtrics 401(k) Plan for eligible Qualtrics Employees and eligible Transferring Employees shall be determined in accordance with Section 3.3(a) of this Agreement.
Section iv.Personnel Policies

. Except as specified herein or as required by applicable law, all terms and conditions of employment applicable to the Qualtrics-Aligned Employees shall at all times during the Leasing Period be governed by the personnel policies and practices generally applicable to similarly situated SAP Employees, as such policies and practices may be amended from time to time during the Leasing Period. Notwithstanding the foregoing, nothing contained herein shall be interpreted as limiting the obligations of Qualtrics to cause compliance with all employee-related policies as set forth in the Master Transaction Agreement.
Section v.Leased Employees
. The Qualtrics-Aligned Employees shall at all times during the Leasing Period remain SAP Employees, and no Qualtrics-Aligned Employees shall be deemed for any purpose to be an agent, servant or employee of any Qualtrics Entity during the Leasing Period. Subject to applicable data privacy and protection and employment laws, SAP shall respond to all questions and inquiries from Qualtrics, state and federal agencies, and other persons regarding payroll and employment data and history relating to the Qualtrics-Aligned Employees leased under this Article VII for periods of employment with SAP. During the Leasing Period, the Qualtrics-Aligned Employees shall not be entitled to participate in or receive any benefit or right as an employee or participant under Qualtrics’ employee benefit and welfare plans as a result of or in connection with the provision of the Leased Services, but, for the avoidance of doubt, shall be eligible to participate in equity-based incentive award programs administered by Qualtrics and SAP as set forth in Article IV. SAP shall instruct in writing all Qualtrics-Aligned Employees providing the Leased Services to comply with, during the Leasing Period, any confidentiality obligations set forth in any written arrangement between such Qualtrics-Aligned Employee and Qualtrics. SAP shall promptly notify Qualtrics of any breach of any such obligations by a Qualtrics-Aligned Employee.
Article VIII.
CERTAIN NON-U.S. JURISDICTION MATTERS
Section i.Works Council Arrangements
.
(1)General. Qualtrics Employees and Transferring Employees in the European Economic Area and Germany who are subject to SAP’s SE Works Council Europe and SAP’s German Group Works Council as of immediately prior to the IPO shall remain subject to the applicable provisions of such Works Council arrangements after the IPO until such time as is required by law. SAP shall inform Qualtrics of, and Qualtrics shall comply with, any obligations arising from these Works Council arrangements and any other applicable Labor Agreements for the duration of time that any Qualtrics Employees or Transferring Employees remain subject to their terms. In addition, Qualtrics-Aligned Employees who are subject to any Labor Agreement shall remain subject to such agreements after the IPO until such time as is required by law.
(2)GLR Communications. To the extent that any Qualtrics Employees, including any Transferring Employees, are subject to any SAP Labor Agreements, whether prior to or following the IPO, Qualtrics shall coordinate all communications with the applicable Works Council through SAP’s Global Labor Relations Department (“GLR”) and Qualtrics shall not communicate directly with the applicable Works Council without the prior written consent of GLR, unless otherwise required by law. For the avoidance of doubt, SAP and Qualtrics acknowledge that Qualtrics may be subject to Labor Agreements that are independent of SAP in certain jurisdictions and that, as of the IPO, Qualtrics shall be responsible for compliance with all such Labor Agreements and shall not be required to coordinate with GLR with respect to any such Labor Agreements, unless otherwise required by law.
Article IX.
GENERAL AND ADMINISTRATIVE
Section i.Personnel Records
. Qualtrics shall continue to retain all applicable employee records, data or information, and compliance-related training documents (collectively, “Employment Files”), with respect to each Qualtrics Employee, and SAP shall maintain Employment Files for each Qualtrics-Aligned Employee, in accordance with all applicable laws. Following the IPO: (i) to the extent applicable, SAP shall transfer copies of all applicable Employment Files with respect to each Transferring Employee and Qualtrics-Aligned Employee, to Qualtrics and (ii) the Parties shall have shared access to all applicable Employment Files with respect to each Qualtrics Employee, Transferring Employee and Qualtrics-Aligned Employee, in each case if permissible under, and as reasonably required in order to comply with, applicable law and as reasonably required in order for the Parties to perform their obligations under this Agreement.
Section ii.Confidentiality and Proprietary Information
. No provision of this Agreement shall be deemed to release any individual for any violation of any agreement or policy pertaining to confidential or proprietary information of SAP or any of its affiliated companies or of Qualtrics or any of its affiliated companies, respectively, or otherwise relieve any individual of his or her obligations under any such agreements or policies.
Section iii.No Termination of Plans or Plan Amendments
. Without limiting the generality of any other provisions of this Agreement: (i) except as expressly provided in this Agreement, nothing in this Agreement shall preclude any Qualtrics Entity, at any time after the consummation of the IPO, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Qualtrics Plan, any benefit under any plan or any trust, insurance policy or funding vehicle related to any Qualtrics Plan; and (ii) except as expressly provided in this Agreement, nothing in this Agreement shall preclude any SAP Entity, at any time prior to or after the consummation of the IPO, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any SAP Plan, any benefit under any plan or any trust, insurance policy or funding vehicle related to any SAP Plan. In addition, no provision of this Agreement is intended, or shall be interpreted, to amend any term or condition of any Qualtrics Plan, any SAP

Plan or any other employee related plan, program or policy of any Qualtrics Entity or any SAP Entity.
Section iv.Fiduciary Matters
. SAP and Qualtrics each acknowledge that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination that to do so would violate such a fiduciary duty or standard. Each party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release the other party for any Liabilities imposed on such party pursuant to the provisions of this Agreement by the failure to satisfy any such responsibility.
Section v.Consent of Third Parties
. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor) and such consent is withheld, SAP and Qualtrics shall use commercially reasonable efforts to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, SAP and Qualtrics shall negotiate in good faith to implement the provision in a mutually satisfactory manner. The phrase “commercially reasonable efforts” as used herein shall not be construed to require the incurrence of any non-routine or unreasonable expense or liability or the waiver of any right.
Section vi.Cooperation
. The Parties agree to, and to cause their affiliated companies to, cooperate and use reasonable efforts to promptly (a) comply with all requirements of this Agreement, ERISA, the Code and other laws which may be applicable to the matters addressed herein, (b) subject to applicable law, provide each other with such information reasonably requested by the other party to assist the other party in administering its plans and programs and complying with applicable law and regulations and the terms of this Agreement and (c) notwithstanding any provision of the Master Transaction Agreement to the contrary, any powers of attorney currently in effect between the Parties and necessary to facilitate the administration of payroll services set forth in this Agreement with respect to U.S. and AU Qualtrics Employees (“Existing Payroll POAs”) shall remain in effect until the date that such Existing Payroll POAs are terminated pursuant to their terms.
Section vii.Termination
. Except as otherwise provided herein or required by the provisions hereof, this Agreement shall terminate on the first date upon which the SAP Entities hold shares of Common Stock representing less than a majority of the votes entitled to be cast by all holders of Common Stock.

Article X.
MISCELLANEOUS
a.No Agency
. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture by and between the Parties hereto or constitute or be deemed to constitute any Party the agent or employee of any other Party for any purpose whatsoever, and no Party shall have authority or power to bind any other Party or to contract in the name of, or create a liability against, any other Party in any way or for any purpose.
b.Entire Agreement
. This Agreement (including the Schedules constituting a part of this Agreement) and any other writing signed by the Parties that specifically references or is specifically related to this Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter hereof.
c.Information
. Subject to applicable law and privileges, each Party covenants with and agrees to provide to the other Party all information regarding itself and transactions under this Agreement that is reasonably required by the other Party to comply with all applicable federal, state, county and local laws, ordinances, regulations and codes, including, but not limited to, securities laws and regulations.
d.Notices
. Notices, offers, requests or other communications required or permitted to be given by any Party pursuant to the terms of this Agreement shall be given in writing to the respective Parties to the following addresses:
i.if to SAP, to:
SAP SE
Dietmar-Hopp-Allee 16
Germany – 69190
Attention: Matthias Faust
E-mail:

c/o SAP America, Inc.
3999 West Chester Pike
Newtown Square, PA 19073
Attention: Patricia Taylor
E-mail:

ii.if to Qualtrics, to:
Qualtrics International Inc.
333 West River Park Drive
Provo, UT 84604
Attention: Legal Department
E-mail:

iii.with a copy to:
Shearman & Sterling LLP
1460 El Camino Real, 2nd Floor
Menlo Park, CA 94025
Attention: Daniel R. Mitz
E-mail: Daniel.Mitz@shearman.com
or to such other address as the Party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice shall be sent by hand delivery, internationally recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested and, in any event, shall be concurrently sent by e-mail. All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted electronically; one working day after it is sent, if sent by internationally recognized overnight courier; and three days after it is postmarked, if mailed first class mail or certified mail, return receipt requested, with postage prepaid.
e.Governing Law
. This Agreement, including the validity hereof and the rights and obligations of the Parties hereunder, shall be construed in accordance with and all disputes, controversies or claims arising out of or relating to this Agreement shall be governed by the laws of the State of Delaware applicable to contracts made and to be performed entirely in such State (without giving effect to the conflicts of laws provisions thereof).
f.Consent to Jurisdiction
. THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY IN CONNECTION WITH THIS AGREEMENT OR THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER SHALL PROPERLY AND EXCLUSIVELY LIE IN ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF DELAWARE. EACH PARTY ALSO AGREES NOT TO BRING ANY ACTION IN CONNECTION WITH THIS AGREEMENT OR THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER IN ANY OTHER COURT. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS

PROPERTY WITH RESPECT TO ANY SUCH ACTION. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION. THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.
g.Waiver of Jury Trial
. EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER COMPANY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH OF THE PARTIES UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH OF THE PARTIES MAKES THIS WAIVER VOLUNTARILY AND (D) EACH OF THE PARTIES HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.7.
h.Amendment
. This Agreement may be amended only by an instrument in writing signed on behalf of each of the Parties.
i.Counterparts
. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.
j.Binding Effect; Assignment
. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective legal representatives and successors. Neither Party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other Party, and any such assignment shall be void; provided, however, that either Party may assign this Agreement to a successor entity in conjunction with such Party’s reincorporation in another jurisdiction or into another business form.

k.Severability
. If any term or other provision of this Agreement or the Schedules attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.
l.Failure or Indulgence not Waiver; Remedies Cumulative
. No failure or delay on the part of either Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.
m.Authority
. Each of the Parties represent to the other Party that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.
n.Interpretation
. The headings contained in this Agreement, in any Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section or Schedule, such reference shall be to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires. The terms “hereof,” “herein” “and “herewith” and words of similar import, unless otherwise stated, shall be construed to refer to this Agreement as a whole (including all of the Schedules hereto) and not to any particular provision of this Agreement. Any reference herein to this Agreement, unless otherwise stated, shall be construed to refer to this Agreement as amended, supplemented or otherwise modified from time to time. The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified. The word “or” shall not be exclusive.
o.Third Party Beneficiaries
. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any Liability (or otherwise) against either Party.
p.Limitation of Liability
. IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT (A) EACH PARTY’S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES AS SET FORTH IN EITHER THE MASTER TRANSACTION AGREEMENT OR ANY INTERCOMPANY AGREEMENT OR (B) EITHER PARTY’S BREACH OF ITS CONFIDENTIALITY OR DATA PROTECTION OR PRIVACY OBLIGATIONS HEREUNDER OR UNDER THE MASTER TRANSACTION AGREEMENT.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Employee Matters Agreement to be duly executed as of the day and year first above written and the Parties agree that this Employee Matters Agreement shall have been entered into after the execution of the Intellectual Property Matters Agreement by the Parties hereto.
SAP SE
/s/ Luka Mucic
Name:    Luka Mucic
Title:    Chief Financial Officer

/s/ Jochen Scholten
Name:    Jochen Scholten
Title:    General Counsel

QUALTRICS INTERNATIONAL INC.
/s/ Chris Beckstead
Name:    Chris Beckstead
Title:    President
[Signature Page to Employee Matters Agreement]

Schedule A
List of Qualtrics-Aligned Employees,
as of February 1, 2021
[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

Schedule B
Approved Hires – Qualtrics-Aligned Employees
[Omitted pursuant to Item 601(a)(5) of Regulation S-K]